Exhibit 21.01

SCHEDULE OF SUBSIDIARIES

Name	State or Country of Organization
GSM Oil Holdings Limited GSM Oil B.V Sinur Oil LLP Geo Point Resources, Inc	Republic of Cyprus Netherlands Republic of Kazakhstan Nevada